Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102082, 333-88770, 333-88730, 333-30088, 333-88811, 333-48260, 333-52644, 333-75736 and 333-111548) and Form S-3 (No. 333-83491) of TIBCO Software Inc. of our report dated 15 March 2004, except for note 27, as to which the date is 6 August 2004, relating to the financial statements of Staffware plc, which appears in the Current Report on Form 8-K/A of TIBCO Software Inc. dated 20 August 2004.

/s/    PRICEWATERHOUSECOOPERS LLP

West London, United Kingdom

18 August 2004